BOFI Announces New Chairman of its Board of Directors
Paul Grinberg Elected Chairman - Ted Allrich Retires

SAN DIEGO, CA - (BUSINESSWIRE) - February 16, 2017 - BofI Holding, Inc. (NASDAQ: BOFI) parent of BofI Federal Bank (together, the “Company”), today announced the election of Director Paul Grinberg as Chairman of Board of Directors following the retirement of former Chairman Ted Allrich effective February 15, 2017. Mr. Allrich will continue to serve the Company in a consulting capacity through February 28, 2018.
“For more than 17 years Ted has provided the Company exemplary leadership,” stated Paul Grinberg, incoming Chairman of the Board. “Starting in 1999 as a founding director, Ted has guided the Company through extraordinary growth and strategic transformation. As an early adopter of online financial advisory services, Ted brought a unique blend of digital banking expertise and financial market acumen. On behalf of the entire Board, we are grateful for his contributions to the Company and wish him the best in retirement.”
Paul Grinberg has served on the Company’s Board of Directors since April 2004 and brings extensive experience to the position of Chairman of the Board. Mr. Grinberg was Chief Financial Officer of Encore Capital Group, Inc. (NASDAQ: ECPG) (“Encore Capital”) from September 2004 to February 2015 and currently manages international operations and corporate development for Encore Capital.
“We thank Ted for his service, dedication and guidance,” stated Greg Garrabrants, President and Chief Executive Officer of the Company. “I look forward to working with Paul in his new capacity and with the rest of the Board to continue to deliver strong operating results and create shareholder value. With our strong capital position, low-level of non-performing assets, industry-leading efficiency and returns, and diverse opportunities to grow our lending and deposit businesses, we are ideally positioned for continued success.”

About BofI Holding, Inc. and BofI Federal Bank
BofI Holding, Inc. is the holding company for BofI Federal Bank, a nationwide bank that, among other financial products and services, provides financing for single and multifamily residential properties, small-to-medium size businesses in target sectors, and selected specialty finance receivables. With approximately $8.2 billion in assets, BofI Federal Bank provides consumer and business banking products directly and through third-party channels. BofI Holding, Inc.’s common stock is listed on the NASDAQ Global Select Market under the symbol “BOFI” and is a component of the Russell 2000® Index, the S&P SmallCap 600® Index, and the KBW Nasdaq Financial Technology Index. For more information on BofI Federal Bank, please visit bofifederalbank.com.

Forward-Looking Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including without limitation statements relating to BofI’s financial prospects and other projections of its performance and asset quality, BofI’s ability to grow and increase its business, diversify its lending, the outcome and effects of pending class action litigation recently filed against the Company, and the anticipated timing and financial performance of offerings, initiatives or acquisitions. These forward-looking statements are made on the basis of the views and assumptions of management regarding future events and performance as of the date of this press release. Actual results and the timing of events could differ materially from those expressed or implied in such forward-looking statements as a result of risks and uncertainties, including without limitation changes in interest rates, inflation, government regulation, general economic conditions, conditions in the real estate markets in which we operate and other factors beyond our control. These and other risks and uncertainties detailed in BofI’s periodic reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and BofI undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Investor Relations Contact:
Johnny Lai, CFA
VP, Corporate Development & Investor Relations
858-649-2218
jlai@bofifederalbank.com